UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2006
International Absorbents Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia, Canada	0-15673	None

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA	V7K 1S8

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (604) 681-6181

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.
ITEM 3.03     Material Modifications to Rights of Security Holders.
Shareholder Rights Plan
International Absorbents Inc. (the “Company”), a British Columbia, Canada corporation, has entered into a Shareholder Rights Plan Agreement dated May 1, 2006 with Pacific Corporate Trust Company, the Company’s transfer agent, the form of which is attached to this report as Exhibit 10.1 (the “Rights Plan”). The Rights Plan has been executed by the Company and approved by the Board of Directors of the Company. Under the Rights Plan, share purchase rights (each, a “Right”) were issued as of the close of business in May 1, 2006 (the “Effective Date”) to holders of Common Shares of the Company (each, a “Share”) at the rate of one Right for each Share outstanding. Until the Separation Time (as defined below), the Rights are attached to and are transferred only with the associated Shares. As such no certificates representing Rights have been issued.
The shareholders of the Company will be asked to vote at the Company’s upcoming Annual and Special Meeting of Shareholders to approve a resolution ratifying the execution by the Company of the Rights Plan. The Rights Plan will expire and all rights will be terminated immediately after the Annual and Special Meeting if the Rights Plan is not ratified by the shareholders.
The Rights Plan has been designed to protect shareholders of the Company from unfair, abusive or coercive take-over strategies, including the acquisition of control of the Company by a bidder in a transaction or series of transactions that does not treat all shareholders equally or fairly or provide all shareholders an equal opportunity to share in the premium paid on an acquisition of control. The Rights Plan provides management and the Board of Directors with more than the 35 day statutory minimum period under Canadian securities laws to review the terms of a take-over bid and solicit alternative offers. The Rights Plan is not intended to prevent a take-over or deter fair offers for securities of the Company. Rather, it is designed to encourage anyone seeking to acquire control of the Company to make an offer that represents fair value to all holders of Common Shares.
In considering whether to approve the adoption of the Rights Plan, the Board of Directors was made aware that the Rights Plan may discourage certain types of take-over bids that might be made for the Company and may render more difficult a merger, tender offer, assumption of control by the holders of a large block of the Company’s securities or the removal of incumbent management, even though certain of such transactions or effects might be beneficial in the judgement of certain shareholders or shareholders generally. For example, the Rights Plan could have the effect of preventing a particular take-over bid from being made or being successful, even though a majority of the Company’s shareholders might wish to participate in that take-over bid. The Rights Plan will cause substantial dilution to a person or group that attempts to acquire the Company other than through a Permitted Bid or on terms approved by the Board. If triggered, the Rights Plan will also likely cause substantial dilution to any shareholder who fails to or elects not to exercise its rights. The Board carefully considered these matters but concluded that they do not justify denying shareholders the protection that the Rights Plan affords.

The following is a summary of the principal terms of the Rights Plan, which is qualified in its entirety by reference to the text of the Rights Plan attached to this report as Exhibit 10.1.
Term
Subject to ratification of the Rights Plan at the 2006 Annual and Special Meeting of Shareholders, the Rights Plan will remain in effect until the close of business on the date immediately following the date of the Company’s annual meeting of shareholders to be held in 2009. Subject to shareholder approval by ordinary resolution, the Rights Plan may be renewed for successive periods of three years.
Rights Exercise Privilege
After a person acquires 20% or more of the Shares of the Company or commences a take-over bid to acquire Shares of the Company, other than by way of a Permitted Bid (as defined in the Rights Plan and described generally below) (the “Separation Time”), the Rights will separate and trade separately from the Shares and will be exercisable. The acquisition by any person (an “Acquiring Person”) of 20% or more of the Shares, other than by way of a Permitted Bid, is referred to as a “Flip-in Event”. Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event.
Eight business days after the occurrence of a Flip-in Event, each Right (other than those held by the Acquiring Person), will permit its holder to purchase $200 worth of Common Shares of the Company for $100 (i.e. at a 50% discount), subject to adjustment for stock splits, dividends, recapitalizations, etc.
The issue of the Rights is not initially dilutive. However, upon a Flip-in Event occurring and the Rights separating from the Shares, reported earnings per share on a fully diluted or non-diluted basis may be affected. Holders of Rights not exercising their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.
Certificates and Transferability
Prior to the Separation Time, the Rights will be evidenced by a legend imprinted on certificates for Shares issued from and after the Effective Date and will not be transferable separately from the Shares. Promptly following the Separation Time, separate certificates evidencing the Rights (the “Rights Certificates”) will be mailed to holders of record of Shares as of the Separation Time and the separate Rights Certificates will evidence the Rights. From and after the Separation Time, Rights Certificates, which will be transferable and traded separately from the Shares, will evidence the Rights.
Permitted Bids
The requirements for a Permitted Bid include the following:
(a)	the take-over bid must be made by way of a take-over bid circular;

(b)	the take-over bid must be made to all holders of Shares;

(c)	Shares tendered pursuant to the take-over bid may be taken up only after the expiry of not less than 60 days and then only if at such time more than 50% of the Shares held by shareholders other than the bidder, its affiliates and persons acting jointly or in concert with the bidder (“Independent Shareholders”) have been tendered to the take-over bid and not withdrawn;

(d)	shareholders who tender their shares to the take-over bid must be permitted to withdraw their shares prior the shares being taken up and paid for; and

(e)	if more than 50% of the Shares held by Independent Shareholders are tendered to the take-over bid within the 60 day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of Shares for an additional 10 business days from the date of such public announcement.
The Rights Plan allows for a competing Permitted Bid (a “Competing Bid”) to be made while a Permitted Bid is in existence. A Competing Bid must satisfy all the requirements of the Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the statutory requirement that it be outstanding for a minimum period of 35 days.
Waiver and Redemption
The Board of Directors may, prior to the Flip-in Event, waive the dilutive effects of the Rights Plan in respect of a particular Flip-in Event resulting from a take-over bid made by way of a take-over bid circular to all holders of Shares of the Company, in which event such waiver would be deemed also to be a waiver in respect of any other Flip-in Event occurring under a take-over bid made by way of a take-over bid circular to all holders of Shares. The Board of Directors may also waive the Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Acquiring Person that inadvertently triggered such Flip-in Event reduces its beneficial holdings to less than 20% of the outstanding Shares of the Company prior to such waiver being granted. With the majority consent of shareholders or Rights holders at any time prior to the occurrence of a Flip-in Event, the Board of Directors may at its option redeem all, but not less than all, of the outstanding Rights at a price of $0.00001 each.
Exemption for Investment Advisors
Investment managers (for client accounts), trust companies (acting in their capacities as trustees and administrators), statutory bodies (managing investment funds for employee benefit plans, pension plans, insurance plans or various public bodies), administrators and trustees of pension funds, securities depositories and crown agents, any of whom acquire greater than 20% of the Shares of the Company, are exempted from triggering a Flip-in Event provided that they are not making, or are not part of a group making, a take-over bid.
Supplements and Amendments
The Company is authorized to make amendments to the Rights Plan to correct any typographical error or subject to subsequent ratification by shareholders or Rights holders, to maintain the validity of the Rights Plan as a result of changes in law. The Company will issue a news release relating to any significant amendment made to the Rights Plan prior to the 2006 Annual and Special Meeting of Shareholders and will advise the shareholders of any such amendment at such meeting. Other amendments or supplements to the Rights Plan may be made with the prior approval of shareholders or Rights holders and, if necessary, any stock exchange on which the Shares may be listed.
Grandfathered Persons
Holders of 20% or more of the Shares at the time when the Rights were distributed are recognized for the purposes of the Rights Plan as “grandfathered persons” and, as such, do not constitute Acquiring Persons under the Rights Plan by virtue of their shareholding exceeding the 20% Flip-in Event threshold.
A copy of the news release announcing the Company’s entry into the Rights Plan is attached to this report as Exhibit 99.1.
ITEM 9.     Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 10.1 — Shareholder Rights Plan Agreement dated May 1, 2006 between the Company and Pacific Corporate Trust Company

Exhibit 99.1 — News Release dated May 2, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.
Date: May 4, 2006	/s/ Gordon Ellis
Gordon L. Ellis
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Shareholder Rights Plan dated May 1, 2006 between the Company and Pacific Corporate Trust Company

Exhibit 99.1	News Release dated May 2, 2006